UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023

Oaktree Strategic Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01471	87-6827742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and First Supplemental Indenture

On November 14, 2023, in connection with a previously announced private placement, Oaktree Strategic Credit Fund (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), entered into (1) an indenture (the “Indenture”) and (2) a first supplemental indenture (the “First Supplemental Indenture”) to the Indenture. The First Supplemental Indenture relates to the Company’s issuance, offer and sale of $350 million aggregate principal amount of its 8.400% Notes due 2028 (the “Notes”).

The Notes mature on November 14, 2028 (the “Maturity Date”), unless previously redeemed or repurchased in accordance with their terms. The Notes bear interest at a rate of 8.400% per year payable semiannually in arrears on May 14 and November 14 of each year, commencing on May 14, 2024. The Notes are the Company’s direct, unsecured obligations and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to October 14, 2028 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. The Notes will not be subject to any sinking fund. In addition, if a Change of Control Repurchase Event (as defined in the First Supplemental Indenture) occurs prior to maturity, unless the Company has exercised its right to redeem the Notes in full, holders will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture, as supplemented by the First Supplemental Indenture, contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were sold to the several initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for the initial resale by the Initial Purchasers to qualified institutional buyers in transactions exempt from registration under the Securities Act pursuant to Rule 144A thereunder. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The transaction closed on November 14, 2023.

The Company intends to use the net proceeds from the offering to make investments in accordance with its investment objective and strategies or for general corporate purposes (including to repay a portion of the amount outstanding under its credit facilities).

The description above is only a summary of the material provisions of the Indenture, the First Supplemental Indenture and the Notes and is qualified in its entirety by reference to copies of the Indenture, First Supplemental Indenture and the Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of November 14, 2023 (the “Registration Rights Agreement”), with SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC and Wells Fargo Securities, LLC, as representatives of the several Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to the copy of the Registration Rights Agreement, filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of November 14, 2023, between the Company and Deutsche Bank Trust Company Americas, as trustee

4.2	First Supplemental Indenture, dated as of November 14, 2023, relating to the 8.400% Notes due 2028, between the Company and Deutsche Bank Trust Company Americas, as trustee

4.3	Form of 8.400% Notes due 2028 sold in reliance upon Rule 144A under the Securities Act (contained in the First Supplemental Indenture filed as Exhibit 4.2 hereto)

4.4	Form of 8.400% Notes due 2028 sold in reliance upon Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act (contained in the First Supplemental Indenture filed as Exhibit 4.2 hereto)

10.1	Registration Rights Agreement, dated as of November 14, 2023, by and among the Company and SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND

Date: November 14, 2023	By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	General Counsel and Secretary